Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 3, 2024, except as to Note 17(f), as to which the date is November 6, 2024, with respect to the consolidated financial statements of Alpha Cognition Inc. as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022, included in this Registration Statement on Form S-1.

/s/ Manning Elliott LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

Vancouver, British Columbia, Canada

December 31, 2024